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                                                                    EXHIBIT 10.1

                          REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of July 11, 2005, is made by and among iCurie, Inc., a Nevada corporation (the "COMPANY"), the Offering Purchasers, Placement Agents and the Additional Purchasers (each as defined below).

                              W I T N E S S E T H:

      WHEREAS, the Company is offering (the "OFFERING") an aggregate of up to 17,500,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.001 per share (the "SERIES A PREFERRED STOCK"), subject to a ten percent (10%) overallotment option. Each share of the Series A Preferred Stock shall be initially convertible into 1 share of the Company's common stock, par value $0.001 per share (the "COMMON STOCK");

      WHEREAS, the Company desires to issue and sell to the persons listed on Schedule A-1 attached hereto (each an "OFFERING PURCHASER," and collectively, the "OFFERING PURCHASERS"), the shares of Series A Preferred Stock as set forth in a Preferred Stock Purchase Agreement or Subscription Agreement entered into or to be entered into by and between the Company and each Offering Purchaser (the "PREFERRED STOCK PURCHASE AGREEMENT") together with warrants ("Warrants") to purchase Common Stock, each in such amounts as set forth on Schedule A-1;

      WHEREAS, certain information relating to the Offering and related transactions is contained in that certain Confidential Private Placement Memorandum regarding the Company dated May, 2005 (as supplemented through the date hereof, the "PPM"), which PPM has been received by each party hereto, and all capitalized terms used but not defined herein shall have the meanings given in the PPM;

      WHEREAS, in connection with the Offering, the Company has engaged the Placement Agents, and shall issue to the Placement Agents warrants ("Placement Agent Warrants") exercisable to acquire shares of Series A Preferred Stock and Common Stock (the "Placement Agent Warrant Shares") in the amounts set forth on Schedule A-2 attached hereto;

      WHEREAS, in connection with the Offering, noteholders and cash investors are getting warrants to pro rata shares of Common Stock equal to twenty-five percent (25%) of the number of Series A Preferred Stock each received ("Investor Warrants");

      WHEREAS, in connection with the Offering and related transactions, including, without limitation, the Share Exchange, the parties set forth on Schedule A-2 other than the Placement Agents (the "Additional Purchasers" and, together with the Offering Purchasers, the "Purchasers") have received or will receive shares of Common Stock, shares of Series A Preferred Stock or securities convertible into Series A Preferred Stock, as further described in the Preferred Stock Purchase Agreement (collectively, the "Additional Securities");

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      WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Preferred Stock Purchase Agreement and the Share Exchange Agreement that the Company provide for the rights set forth in this Agreement; and

      WHEREAS, certain terms used in this Agreement are defined in Section 3 hereof.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

      1. Registration Rights.

            1.1 Required Registration. The Company shall use its reasonable best efforts to accomplish the following:

                  (a) prepare and file with the "SEC" (as such term is hereafter defined) a registration statement on Form SB-2 or a successor small business form or another small business form selected by the Company that is available to the Company under the "SECURITIES Act" (as such term is hereafter defined) which conforms with applicable rules and regulations (a "REQUIRED REGISTRATION STATEMENT") covering the "REGISTRABLE SECURITIES" (as such term is hereafter defined), to permit the offer and re-sale from time to time of such Registrable Securities in accordance with the methods of distribution substantially in the form set forth on Schedule B hereto, by the date (the "REQUIRED FILING DATE") which is not more than sixty (60) days after the "CLOSING DATE" (as such term is defined in the Preferred Stock Purchase Agreement); and

                  (b) cause either of the following (the "EFFECTIVENESS ACTIONS") to occur by a date which is not more than one hundred and twenty (120) days after the Closing Date (the "REQUIRED EFFECTIVENESS DATE"): (A) cause the SEC to declare the Required Registration Statement to be effective or (B) cause the SEC to communicate to the Company, orally or in writing, that the Required Registration Statement will not be reviewed or that the SEC has no further comments thereupon, whereupon the Company shall cause the Required Registration Statement to be effective.

      The failure of the Company to file a Required Registration Statement prior to the Required Filing Date, or the failure to cause either of the Effectiveness Actions to occur prior to the Required Effectiveness Date, shall be deemed to be a "NON-REGISTRATION EVENT". The Company and the Offering Purchasers agree that the Offering Purchasers will suffer damages if a Non-Registration Event occurs, and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if a Non-Registration Event should occur, then for each thirty (30) day period during the pendency of such Non-Registration Event, the Company shall deliver to each Offering Purchaser, as liquidated damages, an amount equal to one percent (1.0%) of the aggregate purchase price paid by such Offering Purchaser for Series A Preferred Stock in the Offering (which is $0.88 multiplied by the number of shares so purchased, herein referred to as the "Purchase Price"). Each such payment is hereinafter referred to as a "NON-REGISTRATION EVENT PENALTY PAYMENT". Notwithstanding the foregoing, in no event shall the

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Company be obligated to pay more than one Non-Registration Event Penalty Payment to the same Offering Purchaser in respect of a substantively concurrent failure to perform; i.e., if a Non-Registration Event Penalty Payment is accruing due to failure to file a Required Registration Statement prior to the Required Filing Date, a separate Non-Registration Event Penalty Payment shall not be due for a contemporaneous failure to cause an Effectiveness Action to occur prior to the Required Effectiveness Date. The Company, in its sole discretion, shall pay the Non-Registration Event Penalty Payment in cash or in shares of its Series A Preferred Stock (valued at the original Purchase Price of $0.88 per share), provided, that the Company may not elect to pay some Offering Purchasers in cash while it pays others in Series A Preferred Stock. The payment of the Non-Registration Event Penalty Payment shall be the sole damages payable to an Offering Purchaser in connection with a Non-Registration Event.

      The Company shall be required to keep such Required Registration Statement continuously effective for a period of two years after the Required Registration Statement first becomes effective (the "EFFECTIVE PERIOD"); provided, however, that the Company shall be under no obligation to maintain the effectiveness of the Required Registration Statement after such time as all Registrable Securities registered under the Required Registration Statement shall have been sold. The HG Shares and the CHL Shares (as such terms are defined below) shall not be included in the Required Registration Statement.

      Following the conversion of the Series A Preferred Stock by an Offering Purchaser, the Company agrees to (i) notify the Company's transfer agent that the restrictions placed on the Offering Purchaser's certificates have been removed with respect to such Securities and (ii) take all other commercially reasonable actions necessary or required in connection with the removal of such limitations, including causing the transfer agent to issue a new certificate or certificates representing such Securities not bearing such a legend, provided, based on opinion of counsel for the Company, such restrictions may be removed under applicable securities laws.

            1.2 Demand Registration.

                  (a) In the event that all Registrable Securities are not registered pursuant to Section 1.1, Purchasers may request the registration of the Registrable Securities owned by such Purchasers (provided, that the Purchasers registering Registrable Securities in such registration (together with all other holders of Registrable Securities to be included in such registration) propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the registration statement with respect to such Registrable Securities) to the public of no less than the lesser of $500,000, or the remaining Registrable Securities). Upon receiving a request for registration pursuant to this Section 1.2, the Company shall (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Registrable Securities; and (ii) as soon as practicable, use reasonable best efforts to file and effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder in the group of holders joining in such request as is specified in a written

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request given within fifteen (15) days after the holder's receipt of such written notice from the Company. Under no circumstances shall the Company be required to effectuate more than two (2) registrations pursuant to this Section 1.2(a).

                  (b) Registrable Securities owned by Hansen Gray & Company, Inc. ("HG" and such Registrable Securities owned by HG, the "HG SHARES") shall not be registered pursuant to Section 1.1. Beginning on the date that is six (6) months immediately following the Effectiveness Date and continuing for so long as HG holds any Common Stock which constitute Registrable Securities (the "HG COMMON STOCK"), HG may request the registration, once and only once, of the HG Common Stock (the date of such demand being referred to herein as the "HG DEMAND DATE"). Upon receiving a request for registration under this Section 1.2(b), the Company shall (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Registrable Securities; and (ii) as soon as practicable, use reasonable best efforts to file and effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder in the group of holders joining in such request as is specified in a written request given within fifteen (15) days after the holder's receipt of such written notice from the Company. For purposes of this Agreement, the terms HG Shares and HG Common Shares shall include the 2,092,694 shares of Common Stock received pursuant to the Share Exchange by certain of the Additional Purchasers, as indicated on Schedule A-2.

                  (c) In addition to the holdback agreements set forth in
Section 1.6, HG hereby (i) agrees that, except in accordance with the distribution schedule set forth in paragraph (d) below, and as provided herein, HG will not, directly or indirectly, during the period from the date of this Agreement through the end of the six (6) month period following the Effectiveness Date of a Company registration statement including the HG Shares (the "HG REGISTRATION DATE") or such longer period, if applicable (the "LOCK-UP Period"), without the prior written consent of the Company, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of 16a-1(h) under the Security Exchange Act of 1934), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Registrable Securities (whether any such transaction is to be settled by delivery of Registrable Securities, other securities, cash or other consideration) received or to be received by HG pursuant to the terms of the Offering documents or otherwise dispose of, any Registrable Securities (or any securities convertible into, exercisable for or exchangeable for Registrable Securities) or interest therein of the Company or of any of its subsidiaries, and (ii) authorizes the Company during the Lock-Up Period to cause the Company's transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any such Securities and any securities convertible into exercisable or exchangeable for shares of the Company's Securities.

      HG also understands that stop transfer instructions will be given to the Company's transfer agent with respect to Registrable Securities issued or to be issued to it and that there will

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be placed on the certificates for such Registrable Securities, or any substitutions therefor, a legend stating in substance: "THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ON OR ABOUT JULY 11, 2005 BETWEEN THE REGISTERED HOLDER HEREOF AND THE COMPANY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICES."

      Notwithstanding the foregoing, Company and HG agree that the restrictions contained in this Section 1.2(c) shall cease to apply with respect to the Registrable Securities received or to be received by HG in accordance with the release schedule set forth below in Section 1.2(d). On any date on which any Registrable Securities held by HG are no longer subject to the restrictions contained in this Section 1.2(c), the Company agrees to notify the Company's transfer agent that such restrictions have been removed with respect to such Securities and to take all other commercially reasonable actions necessary or required in connection with the removal of such limitations, including causing the transfer agent to issue a new certificate or certificates representing such Securities not bearing such a legend. HG further agrees, from the date hereof until the end of the Lock-up Period, that except as contemplated by the terms of the Offering documents, HG will not exercise and will waive its rights, if any, to require the Company to register its Registrable Securities and to receive notice thereof. HG hereby covenants and agrees that it will not distribute, dividend or otherwise transfer in any manner any Registrable Securities received by it to any of its stockholders, members or equity holders or any other person without first (i) obtaining the prior written consent of the Company, which consent shall not be unreasonably withheld; and (ii) delivering to the Company
(A) an executed copy of this Agreement from any such proposed transferee, (B) a written waiver of such proposed transferee's rights under this Agreement or (C) a document executed by HG certifying that HG, after reasonable efforts, was unable to locate such transferee and therefore no rights under this Agreement are assigned to such transferee. Any transfer of Registrable Securities in violation of this covenant and agreement shall be void and of no force or effect. HG hereby represents and warrants that HG has full power and authority to enter into the agreements set forth herein, and that, upon request, HG will execute any additional documents necessary in connection with enforcement hereof. Any obligations of HG shall be binding upon the successors and assigns of HG.

                  (d) HG will sell the HG Common Stock in accordance with the following volume and time limitations: (i) no more than twenty-five percent (25%) of the HG Common Stock may be sold within the three (3) month period immediately following the HG Registration Date, (ii) no more than an additional twenty-five percent (25%) of the HG Common Stock may be sold within the six-month period immediately following the HG Registration Date, and (iii) all remaining HG Common Stock may be sold beginning on the six-month anniversary of the HG Registration Date.

                  (e) The failure of the Company to register the HG Common Stock within one hundred and twenty (120) days after the HG Demand Date shall be deemed to be a "HG NON-REGISTRATION EVENT". The Company and HG agree that HG will suffer damages if a HG Non-Registration Event occurs, and that it would not be feasible to ascertain the extent of

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such damages with precision. Accordingly, if a HG Non-Registration Event should occur, then for each thirty (30) day period during the pendency of such HG Non-Registration Event, the Company shall deliver to HG, as liquidated damages, an amount equal to one percent (1.0%) of the number of shares of HG Common Stock then unregistered multiplied by $0.88 (the "HG NON-REGISTERED STOCK VALUE"), for a period not to exceed six such periods (for a maximum penalty equal to six percent (6%) of the HG Non-Registered Stock Value). Each such payment is hereinafter referred to as a "HG NON-REGISTRATION EVENT PENALTY PAYMENT". The Company, in its sole discretion, shall pay the HG Non-Registration Event Penalty Payment in cash or in shares of its Series A Preferred Stock (valued at $0.88 per share). The payment of the HG Non-Registration Event Penalty Payment shall be the sole damages payable to HG in connection with a HG Non-Registration Event.

                  (f) Registrable Securities owned by CHL Investment Partnership ("CHL" and such Registrable Securities owned by CHL, the "CHL SHARES") shall not be registered pursuant to Section 1.1. In the event that the CHL Shares shall not have been previously registered by the Company, then beginning on the date that is twelve (12) months immediately following the Effectiveness Date and continuing for so long as CHL holds any Common Stock which constitute Registrable Securities (the "CHL COMMON STOCK"), CHL may request the registration, once and only once, of the CHL Common Stock (the date of such demand being referred to herein as the "CHL DEMAND DATE"). Upon receiving a request for registration under this Section 1.2(e), the Company shall (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Registrable Securities; and
(ii) as soon as practicable, use reasonable best efforts to file and effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder in the group of holders joining in such request as is specified in a written request given within fifteen (15) days after the holder's receipt of such written notice from the Company.

                  (g) The failure of the Company to register the CHL Common Stock, within one hundred and twenty (120) days after the CHL Demand Date, shall be deemed to be a "CHL NON-REGISTRATION EVENT". The Company and CHL agree that CHL will suffer damages if a CHL Non-Registration Event occurs, and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if a CHL Non-Registration Event should occur, then for each thirty
(30) day period during the pendency of such CHL Non-Registration Event, the Company shall deliver to CHL, as liquidated damages, an amount equal to one percent (1.0%) of the number of shares of CHL Common Stock then unregistered multiplied by $0.88 (the "CHL NON-REGISTERED STOCK VALUE"), for a period not to exceed six such periods (for a maximum penalty equal to six percent (6%) of the CHL Non-Registered Stock Value). Each such payment is hereinafter referred to as a "CHL NON-REGISTRATION EVENT PENALTY PAYMENT". The Company, in its sole discretion, shall pay the CHL Non-Registration Event Penalty Payment in cash or in shares of its Series A Preferred Stock (valued at $0.88 per share). The payment of the CHL Non-Registration Event Penalty Payment shall be the sole damages payable to CHL in connection with a CHL Non-Registration Event.

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            1.3 Current Public Information. The Company covenants that it will use reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required to enable the holders of Registrable Securities to sell Registrable Securities pursuant to Rule 144 or Rule 144A adopted by the SEC under the Securities Act or any similar rule or regulation hereafter adopted by the SEC. The Company shall, upon the request of a holder of Registrable Securities (each a "DESIGNATED HOLDER" and collectively, the "DESIGNATED HOLDERS"), deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

            1.4 Form S-3 Registration. In the event any Registrable Securities shall not have been registered pursuant to Section 1.1, and if the Company is eligible to use Form S-3 under the Securities Act (or any similar successor form) and shall receive from a Purchaser or its permitted transferees (the "S-3 INITIATING HOLDERS") a written request or requests that the Company effect a registration on such Form S-3, including, without limitation, pursuant to Rule 415 of the Securities Act and any related qualification or compliance with respect to all or part of the Registrable Securities owned by the S-3 Initiating Holders or their permitted transferees (provided, that the S-3 Initiating Holders registering Registrable Securities in such registration (together with all other holders of Registrable Securities to be included in such registration) propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Form S-3 with respect to such Registrable Securities) to the public of no less than the lesser of $500,000 or the remaining Registrable Securities), the Company shall (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Registrable Securities; and (ii) as soon as practicable, use reasonable best efforts to file and effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder in the group of holders joining in such request as is specified in a written request given within fifteen (15) days after the holder's receipt of such written notice from the Company.

            1.5 Piggyback Registrations.

                  (a) Right to Piggyback. In the event any Registrable Securities shall not have been registered pursuant to Section 1.1, whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration pursuant to Section 1.4 or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities, whether or not for sale for its own account, the Company will give prompt written notice (but in no event less than fifteen (15) days before the anticipated filing date) to all holders of Registrable Securities, and such notice shall describe the proposed registration and distribution and offer to all holders of Registrable Securities the opportunity to register the number of Registrable Securities as each such holder may request. The Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein

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within ten (10) days after the holders' receipt of the Company's notice (a
"PIGGYBACK REGISTRATION").

                  (b) Reasonable Efforts. The Company shall use all reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

                  (c) Withdrawal. Any Designated Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 1.5 by giving written notice to the Company of its request to withdraw; provided, that in the event of such withdrawal (other than pursuant to Section 1.5(e) hereof, the Company shall not be required to reimburse such holder for the fees and expenses referred to in
Section 1.7(t) hereof incurred by or on behalf of such holder prior to such withdrawal, unless such withdrawal was due to a material adverse change to the Company. The Company may withdraw a Piggyback Registration at any time prior to the time it becomes effective.

                  (d) Priority in Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of Registrable Securities requested to be included on a secondary basis in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of such primary or secondary offering (the "COMPANY OFFERING QUANTITY"), then the Company will include in such registration securities in the following priority:

                        (i) First, the Company will include the securities the
            Company proposes to sell.

                        (ii) Second, the Company will include all Registrable
            Securities requested to be included by any Designated Holder, and if the number of such Designated Holders' securities exceeds the Company Offering Quantity, then the Company shall include only each such requesting Designated Holders' pro rata share of the shares available for registration by the Purchaser, based on the amount of securities held by such holder, on an as converted basis.

                        (iii) Third, the Company will include other securities
            of the Company proposed to be included in the registration.

                  (e) Cutback. If, as a result of the proration provisions of this Section 1.5, any Designated Holders shall not be entitled to include all Registrable Securities in a Piggyback Registration that such Designated Holders has requested to be included, such holder may elect to withdraw his request to include Registrable Securities in such registration but the

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Company shall be required to reimburse such holder for the fees and expenses referred to in Section 1.7(t) hereof incurred by such holder prior to such withdrawal.

            1.6 Holdback Agreements.

                  (a) To the extent not inconsistent with applicable law, in connection with a public offering of securities of the Company, upon the request of the Company or the underwriter, in the case of an underwritten public offering, the underwriters managing such underwritten offering of the Company's securities, each holder of Registrable Securities who owns at least five percent (5%) of the outstanding capital stock of the Company on an "as-converted" basis or is an officer or director of the Company will not effect any public sale or distribution (other than those included in the registration) of any securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during the fourteen (14) days prior to and the one hundred eighty (180) day period beginning on such effective date, unless (in the case of an underwritten public offering) the managing underwriters otherwise agree to a shorter period of time.

                  (b) The Company shall have the right at any time to require that the Designated Holders of Registrable Securities suspend further open market offers and sales of Registrable Securities pursuant to a Registration Statement filed hereunder for a total of no more than sixty (60) calendar days in any twelve (12) month period, but only if the Company reasonably concludes, after consultation with outside legal counsel, that failure to suspend the use of the Registration Statement as such would create a material liability or violation under applicable securities laws or regulations. The Company will give the Designated Holders notice of any such suspension and will use all reasonable best efforts to minimize the length of such suspension. Any suspension of offers and sales for more than sixty (60) days in total during any twelve (12) month period shall be deemed a Non-Registration Event and trigger a Non-Registration Event Penalty Payment beginning on the sixty-first (61st) day in such twelve
(12) month period computed in the manner described in Section 1.1(b).

            1.7 Registration Procedures. Whenever any Registrable Securities are required to be registered pursuant to this Agreement, the Company will use reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (a) prepare and file with the SEC on any small business form, if not so otherwise provided for, for which the Company qualifies, as soon as practicable after the end of the period within which requests for registration may be given to the Company, a Registration Statement with respect to the offer and sale of such Registrable Securities and thereafter use reasonable best efforts to cause such Registration Statement to become effective and remain effective until the completion of the distribution contemplated thereby or the required time period under this Agreement, whichever is shorter (and before filing such Registration Statement, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities initiating such Registration Statement copies of all such documents proposed to be filed); provided, however, that the Company may postpone for not more than

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sixty (60) calendar days the filing or effectiveness of any registration statement required pursuant to this Agreement other than a Required Registration Statement required to be filed pursuant to Section 1.1 of this Agreement, if the Board of Directors, in its good faith judgment, determines that such registration could reasonably be expected to have a material adverse effect on the Company and its stockholders for any reason including, but not limited to, any proposal or plan by the Company to engage in any acquisition or sale of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction then under consideration (in which event, the Designated Holders shall be entitled to withdraw such request, and if such request is withdrawn such registration will not count as a registration statement pursuant to this Agreement) by delivering written notice to the Designated Holders who requested inclusion of Registrable Securities in such Registration Statement of its determination to postpone such Registration Statement; provided, further, that the Company shall not disclose any information that could be deemed material non-public information to any holder of Registrable Securities included in a Registration Statement that is subject to such postponement;

                  (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period provided for in the applicable Section above, or if not so provided, for a period of twelve (12) months (for a registration pursuant to Rule 415 of the Securities Act) or, if such Registration Statement relates to an underwritten offering, such period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement. In the event the Company shall give any notice pursuant to Section 1.6(b), the applicable time period mentioned in this Section 1.7(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.6(b) to and including the date when each seller of a Registrable Security covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 1.7(e);

                  (c) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller and to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (a "CHANGING EVENT") as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will as soon as possible prepare and furnish to such seller (a "CORRECTION EVENT") a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on The Nasdaq Stock Market or the Nasdaq SmallCap trading system or the Nasdaq OTC Bulletin Board;

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form with any underwriter, if any is selected by the Company) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by an underwriter, if any, provided that any underwriter shall have been selected by the Company;

                  (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

                  (j) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("HOLDERS' COUNSEL") and any other Inspector (as defined below) with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company's control, and the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC;

                  (k) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; (l) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

                  (m) if required by the Securities Act, the rules promulgated thereunder, or the SEC, or in the discretion of the Company, obtain one or more comfort letters, dated the effective date of such Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters;

                  (n) provide any legal opinions of Company counsel required by the Securities Act, the rules promulgated thereunder or the SEC, in accordance with such requirements;

                  (o) subject to execution and delivery of mutually satisfactory confidentiality agreements, make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any managing underwriter (each, an "INSPECTOR" and collectively, the "INSPECTORS"), during normal business hours of Company at Company's corporate office and without unreasonable disruption of Company's business or unreasonable expense to Company and solely for the purpose of due diligence with respect to the registration statement, non-confidential, legally disclosable, financial and other records and pertinent corporate documents of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to make available for inspection, at such parties' offices during their respective normal business hours and without unreasonable disruption of their business or unreasonable expense to Company and solely for the purpose of due diligence with respect to a registration statement covering Registrable Securities pursuant to this Agreement all information reasonably requested by any such Inspector in connection with such Registration Statement;

                  (p) subject to execution and delivery of mutually satisfactory confidentiality agreements, keep Holders' Counsel advised as to the initiation and progress of any registration hereunder including, but not limited to, providing Holders' Counsel with all correspondence with the SEC;

                  (q) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

                  (r) take all other steps reasonably necessary to affect the registration of the Registrable Securities contemplated hereby.

                  (s) Conditions Precedent to Company's Obligations Pursuant to this Agreement. It shall be a condition precedent to the obligations of Company to take any action pursuant to this Agreement that each of the holders whose Registrable Securities are to be registered pursuant to this Agreement shall furnish such holder's written agreement to be bound by the terms and conditions of this Agreement. By executing and delivering this Agreement, each holder represents and warrants that the information concerning, and representations and warranties by, such holder, including information concerning the securities of the Company held, beneficially or of record, by such holder, furnished to the Company pursuant to the Preferred Stock Purchase Agreement and the Purchasers Questionnaire delivered pursuant thereto, are true and correct as if the same were represented and warranted on the date of any registration statement by the Company pursuant to this Agreement or any amendment thereto, and each holder covenants to promptly notify the Company in writing of any change in any such information, representation or warranty and to refrain from offering or disposing of any securities pursuant to any such registration statement until the Company has reflected such change in the registration statement. By executing and delivering this Agreement, each such holder further agrees to furnish any additional information as the Company may reasonably request in connection with any action to be taken by the Company pursuant to this Agreement, and to pay such holder's expenses which are not required to be paid by the Company pursuant to this Agreement. If the Registrable Securities of a Purchaser are excluded from the Required Registration Statement due to such Purchaser's violation of this Section 1.7(s), such Purchaser shall not be entitled to the rights set forth in Sections 1.2 or 1.4.

                  (t) Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, all registration and filing fees payable by the Company, fees and expenses of compliance by the Company with securities or blue sky laws, printing expenses of the Company, messenger and delivery expenses of the Company, and fees and disbursements of counsel for the Company and all independent certified public accountants of the Company, underwriters (excluding discounts and commissions, which will be paid by the sellers of Registrable Securities) and other Persons retained by the Company will be borne by the Company, and the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its Employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance of the Company and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on The Nasdaq National Market, Nasdaq SmallCap Market or the OTC Bulletin Board trading system. The Company shall not pay any underwriting discounts or commissions attributable to the sale of Registrable Securities and any of the other expenses incurred by any holder of Registrable Securities, all of which fees and expenses shall be borne by such holder or holders including, without limitation, underwriting fees, discounts and expenses, if any, applicable to any holder's Registrable Securities, selling commissions or stock transfer taxes applicable to the Registrable Securities registered on behalf of any holder; any other expenses incurred by or on behalf of such holder in connection with the offer and sale of such Holder's Registrable Securities other than expenses which the Company is expressly obligated to pay pursuant to this Agreement. The Company shall pay all fees and disbursements of one legal counsel to the Holders in connection with the registration statement filed pursuant to this Agreement, which may be Holders' Counsel.

            1.8 Indemnification.

                  (a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities and its general or limited partners, officers, directors, members, managers, employees, advisors, representatives, agents and Affiliates (collectively, the "REPRESENTATIVES") from and against any loss, claim, damage, liability, attorney's fees, cost or expense and costs and expenses of investigating and defending any such claim (collectively, the "LOSSES"), joint or several, and any action in respect thereof to which such holder of Registrable Securities or its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereto) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse each such holder of Registrable Securities and its Representatives for any legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that the Company shall not be liable to any such holder or other indemnitee in any such case to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished to the Company by any holder of Registrable Securities or its Representatives expressly for use therein or by failure of any holder of Registrable Securities to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder of Registrable Securities with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities. In no event, however, shall the Company be liable for indirect, incidental or consequential or special damages.

                  (b) In connection with any Registration Statement in which the holders of Registrable Securities are participating pursuant to this Agreement, the holders of Registrable Securities will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the fullest extent permitted by law, each such holder of Registrable Securities will indemnify and hold harmless the Company and its Representatives from and against any Losses, severally but not jointly, and any action in respect thereof to which the Company and its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) the purchase or sale of Registrable Securities during a suspension as set forth in
Section 1.6(b) after written receipt of notice of such suspension, (ii) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto, or (iii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to clauses (ii) and (iii) above, only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder of Registrable Securities expressly for use therein or by failure of such holder of Registrable Securities to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder of Registrable Securities with a sufficient number of copies of the same, and such holder of Registrable Securities will reimburse the Company and each Representative for any legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that such holder of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto, such holder of Registrable Securities has furnished in writing to the Company information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to the Company; provided, further, however, that the obligation to indemnify will be individual to each such holder of Registrable Securities and will be limited to the net amount of proceeds received by such holder of Registrable Securities from the sale of Registrable Securities pursuant to such Registration Statement. In no event, however, shall any Purchaser be liable for indirect, incidental or consequential or special damages.

                  (c) Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 1.8(a) or 1.8(b) (an "INDEMNIFIED PARTY") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "INDEMNIFYING PARTY"), promptly notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party otherwise than under Section 1.8(a) or 1.8(b) except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Representatives who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or
(ii) in the written opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party which shall not be unreasonably withheld, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding other than the payment of monetary damages by the Indemnifying Party on behalf of the Indemnified Party. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld.

                  (d) If the indemnification provided for in this Section 1.8 is unavailable to the Indemnified Parties in respect of any Losses referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holders of the Registrable Securities on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the holders of the Registrable Securities on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each holder of the Registrable Securities on the other shall be determined by reference to, among other things, whether any action taken, including any untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 1.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 1.8, no holder of the Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such holder were offered to the public exceeds the amount of any Losses which such holder has otherwise paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each holder's obligations to contribute pursuant to this
Section 1.8 is several in the proportion that the proceeds of the offering received by such holder of the Registrable Securities bears to the total proceeds of the offering received by all the holders of the Registrable Securities and not joint.

            1.9 Participation in Underwritten Registrations.

                  (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided, that each holder of Registrable Securities shall not be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

                  (b) Each Person that is participating in any registration under this Agreement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.7(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement and all use of the Registration Statement or any prospectus or related document until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 1.7(e) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in holder's possession of such documents at the time of receipt of such notice. Furthermore, each holder agrees that if such holder uses a prospectus in connection with the offering and sale of any of the Registrable Securities, the holder will use only the latest version of such prospectus provided by Company.

      2. Transfers of Certain Rights.

            2.1 Transfer. The rights granted to the Purchaser under this Agreement are transferable to any permitted transferee of the applicable securities upon written notice of such transfer to the Company in accordance with the provisions of this Agreement provided, that any such transfer shall be subject to the provisions of Sections 2.2 and 2.3; and further provided, that nothing contained herein shall be deemed to permit an assignment, transfer or disposition of the Registrable Securities in violation of the terms and conditions of the Preferred Stock Purchase Agreement or the other agreements and instruments in connection therewith, the Certificate of Designations of the Series A Preferred Stock, or applicable law.

            2.2 Transferees. Any permitted transferee to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Purchaser under this Agreement to the same extent as if such transferee were a Purchaser hereunder.

            2.3 Subsequent Transferees. A transferee to whom rights are transferred pursuant to this Section 2 may not again transfer such rights to any other person or entity, other than as provided in Sections 2.1 or 2.2 above.

      3. Certain Definitions. The following capitalized terms shall have the meanings ascribed to them below:

            "Affiliate" means any Person that directly or indirectly controls, or is under control with, or is controlled by such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            "Closing Price" means, with respect to the Registrable Securities
(a) if the shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price as reported on such exchange or market; (b) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for the shares as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a similar service if NASDAQ is not reporting such information; (c) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation). In the absence of any available public quotations for the Common Stock, the Board and a majority of the Purchasers shall determine in good faith the fair value of the Common Stock

            "Common Stock" means the common stock, par value $0.001 per share, of the Company.

            "Employees" means any current, former, or retired employee, office consultant, advisor, independent contractor, agent, officer or director of the Company.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Market Price" means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding five (5) on which the national securities exchanges are open for trading.

            "Person" means any individual, company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

            "Registrable Securities" means, subject to the immediately following sentence, (i) shares of Common Stock issued or issuable upon the conversion of Series A Preferred Stock (including any additional shares of Series A Preferred Stock issued as dividends, penalties or otherwise with respect to the Series A Preferred Stock), Common Stock payable as dividends on the Series A Preferred Stock, the Placement Agent Warrant Shares issued or issuable upon the exercise of the Placement Agent Warrants, the Investor Warrant Shares issued or issuable upon the exercise of the pro rata Investor Warrants, the Common Stock issuable upon exercise of the Warrants and the Additional Securities (whether directly or indirectly convertible into Common Stock, or, to the extent the Additional Securities constitute Common Stock, such shares of Common Stock), and (ii) any shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clause (i) including, without limitation, by way of dividend, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, or interest, or Registration Event Penalty Payment hereunder. As to any particular shares of Common Stock constituting Registrable Securities, such shares of Common Stock will cease to be Registrable Securities when they (x) have been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering them, (y) have been sold to the public pursuant to Rule 144 (or by similar provision under the Securities Act), or (z) are eligible for resale under Rule 144(k) (or by similar provision under the Securities Act) without any limitation on the amount of securities that may be sold under paragraph (e) thereof.

            "Registration Statement" means any registration statement of the Company filed under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

            "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      4. Miscellaneous.

            4.1 Recapitalizations, Exchanges and Additional Issuances. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all shares of Common Stock into which the Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

            4.2 No Inconsistent Agreements. The Company has not and shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Purchasers in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or materially inconsistent with the rights granted in this Agreement. The Purchasers expressly acknowledge and agree that the Company has granted registration rights heretofore and may hereafter grant registration rights to holders of Series A Preferred Stock, which shall be pari passu with, and substantially the same as, those granted to the Purchasers in the Offering, that such registration rights are permitted under this Section 4.2 and shall not be deemed to conflict with the registration rights of the Purchasers, and that holders of such registration rights shall be treated pari passu with holders of the registration rights granted under this Agreement with respect to priority in piggy-back registrations, and vice versa.

            4.3 Amendments and Waivers. The provisions of this Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of a majority in interest of the Registrable Securities then in existence; provided, however, that (i) Sections 1.2(b) - 1.2(e) shall not be amended without the consent of HG or its permitted transferee and (ii) Section 1.2(f) and 1.2(g) shall not be amended without the consent of CHL or its permitted transferee.

            4.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            4.5 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            4.6 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or four business days after being mailed by registered or certified mail (postage prepaid for the most expeditious form of delivery, return receipt requested), to the parties at the following addresses (or to such other address or telex or telecopy number as a party may have specified by notice given to the other party pursuant to this provision):

                  If to the Company, to:

                  iCurie, Inc.
                  Espirito Santo Plaza
                  1395 Brickell Avenue, Suite 800
                  Miami, Florida 33131
                  Attn:  Michael Karpheden
                  Facsimile:  305-529-6201

                  With a copy to:

                  DLA Piper Rudnick Gray Cary US LLP
                  203 North LaSalle Street, Suite 1900
                  Chicago, Illinois  60601
                  Attn:  Gregory Hayes, Esq.

                  If to the Purchaser, to:
                  The address or facsimile number of each Purchaser as recorded in the stockholders records of the Company.

            4.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules or provisions.

            4.8 Forum; Service of Process. Any legal suit, action or proceeding brought by any party or any of its affiliates arising out of or based upon this Agreement shall be instituted in any federal or state court in New York, and each party waives any objection which it may now or hereafter have to the laying of venue or any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

            4.9 Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

            4.10 No Prejudice. The terms of this Agreement shall not be construed in favor of or against any party on account of its participation in the preparation hereof.

            4.11 Words in Singular and Plural Form. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

            4.12 Remedy for Breach. The Company hereby acknowledges that in the event of any breach or threatened breach by the Company of any of the provisions of this Agreement, the holders of the Registrable Securities would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, the Company hereby agrees that, in such event, the holders of the Registrable Securities shall be entitled, and notwithstanding any election by any holder of the Registrable Securities to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which any holder of the Registrable Securities may have at law or in equity.

            4.13 Successors and Assigns; Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, each subsequent holder of the Registrable Securities and their respective permitted successors and assigns and executors, administrators and heirs. Purchasers of the Registrable Securities are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such holders.

            4.14 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date and year first written above.

                                            COMPANY:

                                            ICURIE, INC.

                                            By: /s/ Hakan Wretsell
                                                --------------------------------
                                                Name: Hakan Wretsell
                                                Title: Chief Executive Officer

PLACEMENT AGENTS:

INDIGO SECURITIES, LLC

By: /s/ Eric Brachfeld
    ------------------
   Name: Eric Brachfeld
   Its: Managing Partner

AXIOM CAPITAL MANAGEMENT, INC.

By: /s/ Mark D. Martino
    -------------------
    Name: Mark D. Martino
    Its: President

                           COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Purchaser has caused this Registration Rights Agreement to be duly executed as of the date and year first above written and to be bound hereby.

OFFERING PURCHASER: *                       ADDITIONAL PURCHASER: *

________________________________            __________________________________

By: ____________________________            By: ______________________________
     Name: _____________________                Name: ________________________
     Its: ______________________                Title: _______________________

HANSEN GRAY & COMPANY, INC.,                CHL INVESTMENT PARTNERSHIP

By: /s/ David Walker                        By: /s/ Jeong Hyun Lee, Ph.D.
    ----------------                            -------------------------
    Name: David Walker                          Name: Dr. Jeong-Hyun Lee, Ph.D.
    Its: President                              Its: General Partner

* Executed by each Offering Purchaser and Additional Purchaser as applicable.